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                                                                      Exhibit 99

FOR IMMEDIATE RELEASE
                                       Contact:     ESG Re Limited
                                                    Alice Russell
                                                    Investor Relations
                                                    e-mail:alice.russell@esre.ie

         HAMILTON, BERMUDA, JANUARY 31, 2002 -At December 31, 2001, ESG Re Ltd owned 8 million convertible preference A shares and 1.2 million preference E shares of 4Sigma Ltd, a German disease and demand management company. In light of the current state of the capital markets, the Company will as at December 31, 2001 take a reserve of $8 million US Dollars against its carrying values of $9.2 million US Dollars on this investment. Fourth quarter operating results are scheduled for release on March 8th 2002.

ESG RE LTD PROVIDES MEDICAL, PERSONAL ACCIDENT, CREDIT LIFE, DISABILITY AND SPECIAL RISKS RE-INSURANCE TO INSURERS AND SELECTED RE-INSURERS ON A WORLDWIDE BASIS. THE COMPANY DISTINGUISHES ITSELF FROM ITS COMPETITION BY OFFERING RE-INSURANCE PRODUCTS AND SERVICES THAT HELP ITS CEDING CLIENTS TO MANAGE THEIR RISKS MORE EFFECTIVELY. ESG PROVIDES SOLUTIONS TO SPECIFIC UNDERWRITING PROBLEMS, ACTUARIAL SUPPORT, PRODUCT DESIGN AND LOSS PREVENTION.

ESG IS BUILDING ON ITS REINSURANCE EXPERTISE BY DEVELOPING ITS DIRECT MARKETING BUSINESS. ESG WILL DELIVER INNOVATIVE BUSINESS OPPORTUNITIES AND CLIENT FOCUSED SOLUTIONS TO ITS AFFINITY PARTNERS USING DISTRIBUTION METHODS SUCH AS DIRECT MAIL, TELEMARKETING AND BANCASSURANCE.

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Uncertainties related to forward looking statements: Certain statements in this
Press Release constitute "forward looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following: The Company's lack of history as a reinsurer and its increased scope of business: the company's dependence on key clients; the volatility and unpredictability of the risks the company insures; the cyclical nature of the reinsurance market; competition and the company's evaluation by insurance rating agencies; changes in tax laws and regulations; foreign currency fluctuation; and the adequacy of loss reserves. A further discussion of factors that could affect the Company's results is included in reports filed by the Company with the Securities and Exchange Commission and in the Company's Prospectus dated December 12, 1997.